UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 15, 2022

J.W. Mays, Inc.
(Exact name of registrant as specified in its charter)

New York	1-3647	11-1059070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Bond Street, Brooklyn, New York	11201-5805
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 718-624-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	MAYS	NASDAQ

This Report Contains 3 Pages.

Section 5 – Corporate Governance and Management.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At its regular meeting on March 15, 2022, the Board of Directors (the “Board”) of J. W. Mays, Inc. (the “Company”), upon the recommendation of the Governance and Nominating Committee, elected Ms. Jennifer L. Caruso to the Board. Ms. Caruso has also been appointed to the Investment Advisory Committee of the Board.

The Board increased its size from six to seven members and elected Ms. Caruso to fill the vacancy caused by the death of Jack Schwartz for an initial term expiring at the Annual Meeting of Shareholders to be held in November 2022.

Ms. Caruso is a practicing attorney and has been a member of the law firm Michael V. Caruso, P.C. since 2018. Her cumulative experience also includes over a decade of providing legal counsel and advice to various organizations and small businesses. She assisted management of several companies with corporate organization and leadership, management and oversight of business matters and corporate sale transactions. As a volunteer, she was active in coordinating campaign operations such as fundraising, advertising, and support for a local judicial committee’s successful election efforts. Jennifer graduated from Pace University School of Law in May 2008 with a Juris Doctor.

In addition to experience as an attorney and businesswoman, Ms. Caruso’s presence on the Board will benefit the Company and shareholders relating to both a younger and more diverse perspective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. W. Mays, Inc.
(Registrant)

Dated: March 16, 2022	By: Mark Greenblatt
Mark Greenblatt
Executive Vice President
Principal Financial Officer